Registration No. 333-

      As Filed with the Securities and Exchange Commission on May 27, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            INDUSTRIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                      TEXAS
         (State or other jurisdiction of incorporation or organization)

                                   76-0289495
                      (I.R.S. Employer Identification No.)
                                  7135 ARDMORE
                              HOUSTON, TEXAS 77054
                                 (713) 747-1025

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

    INDUSTRIAL HOLDINGS, INC. 1994 AMENDED AND RESTATED INCENTIVE STOCK PLAN
        INDUSTRIAL HOLDINGS, INC. 1995 AMENDED AND RESTATED NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN
                              (Full Title of Plans)

                                 ROBERT E. CONE
                            INDUSTRIAL HOLDINGS, INC.
                                  7135 ARDMORE
                              HOUSTON, TEXAS 77054
                                 (713) 747-1025
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

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
                         CALCULATION OF REGISTRATION FEE
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                                                            PROPOSED MAXIMUM       PROPOSED
        TITLE OF                                                OFFERING        MAXIMUM AGGREGATE      AMOUNT OF
SECURITIES TO BE REGISTERED   AMOUNT TO BE REGISTERED(1)    PRICE PER SHARE     OFFERING PRICE(2)   REGISTRATION FEE (2)
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.01 per share                    670,000                      $10.50            $7,035,000            $2,425.88
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
(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Plans referenced above.

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the closing price per share of Common Stock, as reported by the Nasdaq Stock Market, Inc. on May 21, 1997. Pursuant to General Instruction E. to Form S-8, the registration fee is calculated only with respect to the additional securities registered under the Plan.

        This registration statement registers additional securities related to the Industrial Holdings, Inc. 1994 Amended and Restated Incentive Stock Plan (the "Employee Plan") and the Industrial Holdings, Inc. 1995 Amended and Restated Non Employee Director Stock Option Plan (the "Director Plan") of the same class as other securities for which a registration statement on Form S-8, no. 33-68354 (the "Previous Registration Statement"), has been previously filed. The Previous Registration Statement covered an aggregate of 300,000 shares of Common Stock, and this registration statement increases the shares covered by the Employee Plan and the Director Plan by 500,000 shares and 170,000 shares, respectively. Pursuant to General Instruction E. of Form S-8, the contents of the Previous Registration statement are hereby incorporated by reference.

ITEM 8. EXHIBITS.

EXHIBIT    DESCRIPTION
-------    -----------
5.1        Opinion of Porter & Hedges, L.L.P.

24.1       Consent of Price Waterhouse LLP

24.2       Consent of Simonton, Kutac and Barnidge, L.L.P.

24.3       Consent of KPMG Peat Marwick LLP

24.4       Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1 opinion).

25.1       Power of Attorney (included as part of the signature page of this
             Registration Statement)

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
                                POWER OF ATTORNEY

        Each of the undersigned hereby appoints Robert E. Cone and Christine A. Smith and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on May 23, 1997.

                                          INDUSTRIAL HOLDINGS, INC.


                                          By: S/ CHRISTINE A. SMITH
                                                 Christine A. Smith,
                                                  Vice President and
                                                  Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 23, 1997.


     SIGNATURE                                 TITLE
S/ ROBERT E. CONE          Chairman of the Board of Directors, President and
   Robert E. Cone          Chief Executive Officer (Principal Executive Officer)

S/ JAMES H. BROCK, JR.     Executive Vice-President, Director
   James H. Brock, Jr.


S/ CHRISTINE A. SMITH      Vice President and Chief Financial Officer (Principal
   Christine A. Smith      Financial  Officer and Principal Accounting Officer)


S/ BARBARA S. SHULER       Secretary, Director
   Barbara S. Shuler


S/ JOHN P. MADDEN          Director
   John P. Madden


S/ JAMES W. KENNEY          Director
   James W. Kenney

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
S/ CHARLES J. ANDERSON      Director
   Charles J. Anderson


S/ JOHN L. THOMPSON         Director
   John L. Thompson

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